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                                                                    EXHIBIT 23.1

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33XXXXXXXX) and related Prospectus of Friedman's Inc. for the registration of 300,000 shares of its common stock and to the incorporation by reference therein of our report dated November 18, 1999, with respect to the consolidated financial statements and schedule of Friedman's Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP

June 5, 2000
Atlanta, Georgia